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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               January 24, 2001
                               ------------------
                Date of Report (Date of earliest event reported)


                                ESYNCH CORPORATION
                                ------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                   0-26790                 87-0461856
        --------                   -------                 ----------
    (State or other       (Commission File Number)        (IRS Employer
    jurisdiction of                                      Identification
     Incorporation)                                           No.)


                               15502 Mosher Avenue
                                Tustin, CA 92710
                            ------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (714) 258-1900
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                                ----------------
             (Former name or address, if changed since last report.)



Item 5.  Other Events

On January 24, 2001 eSynch Corporation (the "Company") issued a Press Release announcing a Letter of Intent for a Planned Merger, attached as exhibit 99.1, with Streamedia Communications, Inc. The companies involved in the letter of intent will file disclosure information with the SEC. The information will be made available by the company. Copies can be obtained from the SEC when available.

  No definitive agreement has been signed by either company, and any merger would be subject to conditions which might not occur, thereby stopping the merger. Such possible conditions might include market price, Nasdaq proceedings, and SEC proceedings.

Additionally, any possible merger might include certain risk factors. Some of the risks that may affect our ability to integrate or realize any anticipated benefits from a merger include those associated with:

  .  unexpected losses of key employees or customers of either company;

  .  conforming the two companies' standards, processes, procedures and


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     controls with our operations;

  .  coordinating our new product and process development;

  .  hiring additional management and other critical personnel;

  . increasing the scope, geographic diversity and complexity of our operations;

  . difficulties in consolidating facilities and transferring processes and know-how;

  . other difficulties in the assimilation of acquired operations, technologies or products;

  .  diversion of management's attention from other business concerns; and

  .  adverse effects on existing business relationships with customers.


The risks and uncertainties concerning consummating the planned deal could adversely affect the ability to plan the combination and implement a combination, if any.

The potential combination would result in changes to the Company, its prospects, its management, control people, assets, liabilities, and other material factors. Risks and uncertainties that have historically or could potentially affect Streamedia, could thereafter, if a transaction is completed, affect the Company or its shareholders as well. Even if a transaction is not consummated, stock market price volatility and events that may or have affected Streamedia could or may affect the Company as well.

Until definitive agreements are signed, the exact terms of a combination are indeterminate. Readers are cautioned against drawing any inference from a increase in stock market price in Streamedia corresponding to with any potential in crease in the stock market price of the Company at any time based on an association between the two stocks precisely because the terms of the transaction is indeterminable until they have been agreed upon and fully disclosed in all applicable required regulatory filings.

No assurances are intended that the transaction will be consummated or that the transaction if consummated will result in actual cost savings, synergies or improvements.

This is not an offer of securities. No proxies or approvals are solicited hereby. Disclosure information for this planned transaction will be filed with the S E C. promptly after a definitive agreement is reached, if ever. Thereafter it can be obtained from us or the S.E.C. and should be studied carefully for all relevant information.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       ESYNCH CORPORATION

Date: January 25, 2001                 By: /s/ Thomas C. Hemingway
                                       ----------------------------
                                       Thomas C. Hemingway,
                                       Chief Executive Officer


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Exhibit No.        Description of Exhibit
-----------        -----------------------
   99.1            Press Release dated January 24, 2001.







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                                                                   EXHIBIT 99.1


Streamedia and eSynch Announce Letter of Intent for a Planned Merger


NEW YORK, LOS ANGELES and TUSTIN, Calif., Jan. 24 /PRNewswire/ -- Streamedia Communications, Inc.-TM- (Nasdaq: SMIL - news), NY, NY, a dynamic New York-based streaming media services company, and eSynch Corporation (OTC Bulletin Board:
ESYN - news), Tustin, CA., a provider of media infrastructure delivery tools and services for the streaming video marketplace, announced they have entered into a letter of intent, which would bring together the two companies to form a premiere streaming media and hosting services company.

According to terms of the letter of intent, eSynch will become a wholly owned subsidiary of Streamedia in order to preserve eSynch's established branding within the industry. Together, the combined companies will provide a single source for clients seeking superior streaming media services, including: hosting, Web design, encoding, distribution, and customized site development.

"This initiative will be extremely significant in providing the combined companies with the necessary mechanisms to become a major streaming media services provider," stated Henry Siegel, president and chief executive officer of Streamedia. "eSynch brings high tech streaming capabilities, a wide range of multi-patented and award winning software solutions, a proven management team, and a West Coast presence necessary to service our growing interests in the Pacific region."

"With this merger, we've positioned ourselves to secure a strong hold in the streaming media sector," said Tom Hemingway, chairman and chief executive officer of eSynch. "Streamedia complements eSynch's current range of services offered, and we're confident that together we'll be able to capture a greater share of the U.S. market for stream media services."

With more than 35 million Internet users accessing streaming media content in the U.S. alone, eSynch is responding to client's needs to capitalize on streaming media technology to deliver their message. With the opening of its new data center the combined company will have data centers on both coasts, which will allow it to customize a streaming services plan tailored to client's needs.

About Streamedia

Streamedia Communications, Inc.-TM- (Nasdaq: SMIL - news, SMILW - news; BSE: STA
- news, STAW - news), located at www.streamedia.net, is a dynamic broadband services company that redefines how businesses communicate utilizing the power of the Internet and streaming media. As part of its overall streaming solution, Streamedia conceptualizes and designs its clients' IT infrastructure to optimize their streaming strategy as well as provide web design, application development, third-party technology integration, encoding and hosting services.

The company has been referenced by U.S. Bancorp Piper Jaffray, whose analysts concluded that "streaming media is the next macro growth driver on the Internet
 ... the Internet of tomorrow (two to five years) will resemble television of today in terms of audio and video quality, while enabling users to control the media viewing experience." The research report is located at: http://www.gotoanalysts.com/piperpublic/goto/feature_streamingmedia.asp.

About eSynch



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eSynch Corporation (OTC Bulletin Board: ESYN - news), founded in 1994, is a leading provider of intelligent digital media solutions and services, including video delivery tools, streaming media services ( www.choicecinema.com). eSynch's flagship products include SiteStreamer ( www.sitestreamer.com), a broadband media player that allows Web sites to stream video in a more intelligent, fully branded environment; and ChoiceCaster ( www.choicecaster.com), the first all-in-one media player designed specifically for the broadband Internet user, featuring dynamically updated content channels, an advanced media-only search engine, and a personalized video and audio library. For more information about eSynch, headquartered at 15502 Mosher Avenue, Tustin, Calif. 92780, call 714-258-1900, fax 714-258-7177, or visit www.esynch.com.

Safe Harbor Statement

Statements herein express management's beliefs and expectations regarding future performance and are forward-looking and involve risks and uncertainties, including, but not limited to, the ability to negotiate outstanding prior debts of acquired companies; properly identify acquisition partners; adequately perform due diligence; manage and integrate acquired businesses; react to quarterly fluctuations in results; raise working capital and secure other financing; respond to competition and rapidly changing technology; deal with market and stock price fluctuations; and other risks.

These risks are and will be detailed, from time to time, in eSynch's and/or Streamedia's Securities and Exchange Commission filings, including Form 10-KSB for the year ended Dec. 31, 1999 and subsequent Forms 10-QSB, 10-KSB, and 8-K. Actual results may differ materially from management's expectations.

By making these forward-looking statements, the Companies undertake no obligation to update these statements for revisions or changes after the date of this release.

Thomas Hemingway
eSynch Corporation
www.esynch.com
(714) 258-1900